UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 11, 2007

Date of Report (Date of earliest event reported)

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction)

0-32593

(Commission File Number)

73-1599600

(IRS Employer Identification No.)

112 E. Oak Street, Suite 200, Palestine, Texas, 75801

(Address of principal executive offices)

(903) 723-0395

Registrant’s telephone number, including area code

Item 8.01  Other Events

Wentworth Energy, Inc. (the “Company”) recently reported that it entered into an agreement on August 31, 2007 with the lead noteholder and collateral agent of its senior secured convertible notes (the “convertible notes”) whereby the lead noteholder agreed to forebear from foreclosing on any of the Company’s properties until at least October 2, 2007.  The effect of this agreement has been to postpone the effect of foreclosure notices previously filed with respect to the Company’s properties while the parties negotiate the terms of definitive agreements that will incorporate amendments to the convertible notes and other documents relating to the convertible notes.  The August 31, 2007 agreement provides for the parties to use their reasonable best efforts to negotiate and execute these definitive agreements on or prior to September 30, 2007.

The Company has received new foreclosure notices dated September 11, 2007 and providing for foreclosure sales on or about October 2, 2007.  Copies of these foreclosure notices were provided to the Company by counsel for the lead noteholder, which has represented to the Company that these new foreclosure notices have been filed primarily to preserve the rights of the lead noteholder and collateral agent in the event the parties do not timely agree upon and execute the definitive agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2007

WENTWORTH ENERGY, INC.

/s/ John Punzo

John Punzo, CEO